Exhibit 99.1

FOR IMMEDIATE RELEASE

Avinger Announces Third Quarter 2017 Results

Redwood City, California, November 9, 2017 — Avinger, Inc. (NASDAQ: AVGR) (“Avinger” or the “Company”), a leading developer of innovative treatments for peripheral artery disease (PAD), today reported results for the third quarter ended September 30, 2017.

Third Quarter and Recent Highlights

•                  Revenue of $2.1 million, a 16% sequential decrease from the second quarter of 2017

•                  September 30, 2017 cash balance of $10.2 million, including net proceeds of $3.2M raised through the company’s at-the-market (ATM) program in the third quarter of 2017

•                  Reduced cash utilization to $7.0 million, excluding the impact of capital raised through the ATM program, compared to $9.1 million utilized in the second quarter of 2017

•                  Continued strategic reorganization to further reduce cash usage, with total headcount of 73, including 20 sales professionals, as of October 15, 2017

•                  Entered into an equity purchase agreement with Lincoln Park Capital on November 3, 2017 for sales of up to $15 million in shares of common stock and filed an S-1 registration statement on November 6, 2017 for the resale of up to 9.95 million of such shares of common stock

•                  Received CE Marking for in-stent restenosis (ISR) treatment indication for Pantheris image-guided atherectomy system

•                  Enrolled first patient in INSIGHT, a prospective, multi-center investigational device exemption (IDE) study to evaluate the safety and effectiveness of Pantheris in treating ISR, to support a US FDA 501(k) submission

•                  Received 510(k) clearance for a series of design improvements incorporated into the current version of Pantheris

“With our streamlined commercial organization focused on driving utilization and clinical success, incremental current product improvement, and enrollment in our INSIGHT trial now underway, we continue to look forward to the introduction of new products and expansion of indications in 2018,” said Jeff Soinski, Avinger’s president and CEO. “We believe our equity purchase agreement with Lincoln Park Capital, combined with our continued progress in expense management, will put us in a stronger position to achieve our goals as we enter 2018.”

Third Quarter 2017 Financial Results

Total revenue was $2.1 million for the third quarter ended September 30, 2017, a 61% decrease from the third quarter of 2016 and a 16% decrease from the second quarter of 2017. Revenue from disposable devices was $1.7 million for the third quarter of 2017, a 56% decrease compared to the third quarter of 2016 and a 15% decrease from the second quarter of 2017. Revenue related to Lightbox imaging consoles was $0.4 million, a 71% decrease compared to the third quarter of 2016 and a 20% decrease from the second quarter of 2017, reflecting the Company’s current focus on disposable device utilization in existing accounts.

Gross margin for the third quarter of 2017 was -58%, compared to 30% in the third quarter of 2016 and -59% in the second quarter of 2017. Gross margin for the quarter was negatively impacted primarily by lower production volumes as well as $1.6 million in charges for excess and obsolete inventories, predominantly related to reduced expectations for the opening of new Lumivascular accounts through 2018 and the write-down of Pantheris catheters produced prior to the implementation of certain manufacturing process improvements. Without these charges, gross margin for the quarter would have been 19%.

Operating expenses for the third quarter of 2017 were $7.7 million, compared to $13.0 million in the third quarter of 2016. This decrease was primarily attributable to higher sales and marketing expenses in 2016. Operating expenses for the third quarter of 2017 included a $0.4 million charge related to the Company’s organizational restructuring activities during the quarter.

Loss from operations for the third quarter of 2017 was $8.9 million, compared to $11.4 million for the third quarter of 2016, and net loss for the third quarter of 2017 was $10.4 million, compared to $13.0 million for the third quarter of 2016. Loss per share for the third quarter of 2017 was $0.43, compared to $0.73 for the third quarter of 2016. The decreased loss per share reflects the impact of the issuance of 9.9 million shares in the Company’s follow-on public offering, which closed on August 16, 2016, and 8.6 million shares issued from the third quarter of 2016 through the third quarter of 2017 under the Company’s ATM program.

Adjusted EBITDA, a non-GAAP measure, was a loss of $6.8 million for the third quarter of 2017, compared to a loss of $9.3 million for the third quarter of 2016.

Cash and cash equivalents totaled $10.2 million as of September 30, 2017, compared to $14.0 million as of June 30, 2017. The cash balance at the end of the third quarter included $3.2 million raised through the Company’s ATM program. Cash utilization in the third quarter of 2017, excluding the proceeds from financing, was $7.0 million, compared to an average of $13.4 million per quarter in 2016 and $9.1 million in the second quarter of 2017. The Company expects cash utilization in the fourth quarter of 2017 to remain consistent with the third quarter.

Conference Call

Avinger will hold a conference call today, November 9, 2017 at 1:30pm PT/4:30pm ET to discuss its third quarter 2017 financial results. Individuals may listen to the call by dialing (844) 776-7820 for domestic callers or (661) 378-9536 for international callers and referencing Conference ID: 7797916. To listen to a live webcast, please visit the investor relations section of Avinger’s website at: www.avinger.com.

A replay of the call will be available beginning November 9, 2017 at 4:30pm PT/7:30pm ET through 4:30pm PT/7:30pm ET on November 10, 2017. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 7797916. The webcast will also be available on Avinger’s website for one year following the completion of the call.

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first-ever image-guided, catheter-based system that diagnoses and treats patients with peripheral artery disease (PAD). Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, CA. For more information, please visit www.avinger.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the expected impact of the Company’s recent organizational restructuring and other expense reduction measures, expectations regarding future 510(k) filings for new product offerings and expanded claims for our products, the commercial introduction of new versions of Pantheris, the effect of these products on reliability and usability and the size of our addressable market, the future availability and presentation of clinical data, the timing of enrollment in future clinical studies and financial and operating guidance for 2017. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include our dependency on a limited number of products; our ability to demonstrate the benefits of our Lumivascular platform; the resource requirements related to Pantheris; the outcome of clinical trial results; potential exposure to third-party product liability, intellectual property and other litigation; lack of long-term data demonstrating the safety and efficacy of our Lumivascular platform products; reliance on third-party vendors; dependency on physician adoption; reliance on key personnel; and requirements to obtain regulatory approval to commercialize our products; as well as the other risks described in the section entitled “Risk Factors” and elsewhere in our quarterly Form 10-Q filing made with the Securities and Exchange Commission on August 9, 2017. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward-looking statements.

Non-GAAP Financial Measures

Avinger has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the Company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s financial statements prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Adjusted EBITDA. Avinger defines Adjusted EBITDA as Loss from Operations plus Stock-based Compensation expense plus Depreciation and Amortization expense plus charges related to our organizational restructuring activities. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that Avinger excludes in its calculation of non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Avinger compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, the Company may also exclude other non-recurring expenses and other expenses that do not reflect the Company’s core business operating results.

INVESTOR CONTACT

Matt Ferguson

Avinger, Inc.

(650) 241-7917

ir@avinger.com

Avinger, Inc.

Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues	$2,071	$5,316	$8,021	$14,535
Cost of revenues	3,274	3,742	11,268	10,747
Gross profit	(1,203)	1,574	(3,247)	3,788
	-58%	30%	-40%	26%
Operating expenses:
Research and development	2,322	3,591	9,342	11,505
Selling, general and administrative	4,928	9,414	20,435	31,036
Restructuring charges	416	—	935	—
Total operating expenses	7,666	13,005	30,712	42,541
Loss from operations	(8,869)	(11,431)	(33,959)	(38,753)

Interest income	25	27	88	88
Interest expense	(1,599)	(1,553)	(4,720)	(3,959)
Other income (expense), net	—	(12)	9	(7)
Net loss and comprehensive loss	$(10,443)	$(12,969)	$(38,582)	$(42,631)

Net loss per share, basic and diluted	$(0.43)	$(0.73)	$(1.61)	$(2.97)

Weighted average common shares used to compute net loss per share, basic and diluted	24,276	17,694	24,005	14,378

Avinger, Inc.

Balance Sheets Data

(in thousands)

(unaudited)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$10,170	$36,096
Accounts receivable, net	1,197	3,570
Inventories	5,046	8,462
Prepaid expenses and other current assets	880	662
Total current assets	17,293	48,790

Property and equipment, net	3,458	4,555
Other assets	220	212
Total assets	$20,971	$53,557

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$841	$1,607
Accrued compensation	1,401	2,807
Accrued expenses and other current liabilities	2,151	3,067
Borrowings, current portion	43,112	41,289
Total current liabilities	47,505	48,770

Other long-term liablities	177	546
Total liabilities	47,682	49,316

Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	32	24
Additional paid-in capital	264,434	256,606
Accumulated deficit	(291,177)	(252,389)
Total stockholders’ equity (deficit)	(26,711)	4,241
Total liabilities and stockholders’ equity (deficit)	$20,971	$53,557

Avinger, Inc.

Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Loss from operations	$(8,869)	$(11,431)	$(33,959)	$(38,753)
Add: Stock-based compensation	1,320	1,712	4,197	5,301
Add: Depreciation and amortization	308	404	1,162	1,095
Add: Restructuring charges	416	—	935	—
Adjusted EBITDA	$(6,825)	$(9,315)	$(27,665)	$(32,357)